UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2022

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Sixth Amendment to Senior Revolving Credit Facility

On November 22, 2022, Regional Management Corp. (the “Company”) and certain of its subsidiaries entered into the Sixth Amendment to Seventh Amended and Restated Loan and Security Agreement (the “Sixth Amendment”), among the Company and its subsidiaries named as borrowers therein (collectively with the Company, the “Revolving Borrowers”), the financial institutions named as lenders therein (the “Revolving Lenders”), and Wells Fargo Bank, National Association, as agent (the “Revolving Agent”). The Sixth Amendment amends the Seventh Amended and Restated Loan and Security Agreement, dated as of September 20, 2019 (the “Loan Agreement”), among the Revolving Borrowers, the Revolving Lenders and the Revolving Agent. The Loan Agreement was previously filed with the Securities and Exchange Commission (the “SEC”) by the Company on September 20, 2019 as Exhibit 10.1 on Form 8-K.

The Sixth Amendment amends the Loan Agreement to, among other things, (i) remove Axos Bank as a lender and reduce the commitments of the remaining lenders under the credit facility to $420 million, (ii) provide for a borrowing base between 63% and 83% of eligible receivables based on added credit quality levels, and further provide for a borrowing base between 48% and 83% of eligible receivables for the months ending October 31, 2022, November 30, 2022, December 31, 2022 and January 31, 2023, based on specified credit quality levels, (iii) add a minimum total portfolio collateral performance financial covenant of 21%, (iv) make the unused line fee either 0.50% or 1.0% per annum based on credit facility exposure, (v) increase the collateral performance indicator covenant level to 50% for the months ending October 31, 2022, November 30, 2022, December 31, 2022 and January 31, 2023, and to 35% thereafter, and (vi) make certain other clarifying and conforming changes.

For a complete description of the terms of the Sixth Amendment, see Exhibit 10.1 hereto. The foregoing description of the Sixth Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Sixth Amendment, which is incorporated by reference herein.

Amendment to the RMR V Warehouse Facility

On November 22, 2022, the Company and its wholly-owned subsidiary, Regional Management Receivables V, LLC (“RMR V”), entered into the Amendment No. 4 to Credit Agreement (the “RMR V Amendment”), by and among the Company, as servicer, RMR V, as borrower, the lenders parties thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and Wells Fargo Bank, National Association, acting through its corporate trust services division, as account bank and backup servicer (the “Account Bank” and “Backup Servicer”). The RMR V Amendment amends the Credit Agreement, dated as of April 28, 2021 (the “RMR V Credit Agreement”), by and among the Company, as servicer, RMR V, as borrower, the lenders from time to time parties thereto, the Administrative Agent, the Account Bank and the Backup Servicer. The RMR V Credit Agreement was previously filed with the SEC by the Company as Exhibit 10.1 to the Current Report on Form 8-K dated April 29, 2021. The RMR V Amendment amends the RMR V Credit Agreement to, among other things, (i) change one of the alternate rates of interest for advances made pursuant to the RMR V Credit Agreement from LIBOR to the secured overnight financing rate, or SOFR, calculated as daily simple SOFR, as administrated by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate), (ii) modify the concentration limits applicable to the aggregate principal balance of the eligible receivables financed pursuant to the RMR V Credit Agreement, (iii) extend the “Scheduled Commitment Termination Date” under the RMR V Credit Agreement to November 28, 2024, and (iv) add a “Securitization Trigger Holiday” pursuant to which certain ratios and percentages will not apply as “Level I Trigger Events”, “Level II Trigger Events” and “Level III Trigger Events” for a specified period following a broadly marketed securitization subject to the satisfaction of certain conditions. The margin applied in calculating the rate of interest on the advances made pursuant to the RMR V Credit Agreement was increased to 2.75% pursuant to a separate letter agreement, dated November 22, 2022, by and among the Company, as servicer, RMR V, as borrower, and the Administrative Agent.

For a complete description of the terms of the RMR V Amendment, see Exhibit 10.2 hereto. The foregoing description of the RMR V Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the RMR V Amendment, which is incorporated by reference herein.

Letter Agreement Amending the Cooperation Agreement

On November 28, 2022, the Company entered into a letter agreement (the “Letter Agreement”) with Basswood Capital Management, L.L.C. (“Basswood”) that amends the Cooperation Agreement, dated as of January 26, 2018, by and between Basswood and the Company (the “Cooperation Agreement”). Basswood is a long-term stockholder of the Company that currently owns approximately 9.46% of the Company’s outstanding shares. Jonathan D. Brown, a partner with Basswood, has served on the Company’s Board of Directors (the “Board”) since 2018.

The Letter Agreement amends the definition of “Minimum Ownership Threshold” set forth in the Cooperation Agreement, which referred to an aggregate net long position of at least 874,705 shares of the Company’s common stock, to mean an aggregate net long position of the lesser of 7.5% of the outstanding shares of common stock and 718,657 shares of common stock. The Company’s obligations to maintain a Basswood director to the Board under the Cooperation Agreement will terminate immediately if Basswood and its affiliates collectively no longer own at least the Minimum Ownership Threshold. The Company’s obligation under the Cooperation Agreement to nominate a Basswood director to the Board expired following the 2018 annual meeting of stockholders. However, the Company has the option to nominate a Basswood candidate to the Board for annual stockholder meetings following the 2018 annual meeting and if Basswood agrees to such nomination, the standstill restrictions and voting obligations applicable to Basswood under the Cooperation Agreement also continue until the date that is 20 days prior to the nomination deadline for the annual stockholders meeting subsequent to the last annual stockholders meeting at which Basswood nominated a director candidate to the Board. The Letter Agreement also extends the standstill restrictions and voting obligations of Basswood under the Cooperation Agreement to 20 days prior to the nomination deadline for the 2024 annual meeting of stockholders of the Company through the agreement of the Company and Basswood to nominate Mr. Brown for election to the Board at the 2023 annual stockholders meeting.

For a complete description of the terms of the Letter Agreement, see Exhibit 10.3 hereto. The foregoing description of the Letter Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Letter Agreement, which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Sixth Amendment to Seventh Amended and Restated Loan and Security Agreement, dated as of November 22, 2022, by and among Regional Management Corp. and its subsidiaries named as borrowers therein, the financial institutions named as lenders therein, and Wells Fargo Bank, National Association, as agent.

10.2	Amendment No. 4 to the Credit Agreement, dated as of November 22, 2022, by and among Regional Management Corp., as servicer, Regional Management Receivables V, LLC, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Wells Fargo Bank, National Association, acting as its corporate trust services division, as account bank and backup servicer.

10.3	Letter Agreement, dated November 28, 2022, by and between Regional Management Corp. and Basswood Capital Management, L.L.C.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: November 29, 2022	By:	/s/ Harpreet Rana
Harpreet Rana Executive Vice President and Chief Financial Officer